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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


      Date of report (Date of earliest event reported):  FEBRUARY 10, 2005

                           RIGGS NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                          0-9756                52-1217953
(State or other jurisdiction of    (Commission File Number)   (IRS Employer
incorporation or organization)                               Identification No.)




             1503 PENNSYLVANIA AVENUE, N.W., WASHINGTON, D.C. 20005 (Address of principal executive offices) (Zip Code)
      Registrant's telephone number, including area code: (202) 835-4309






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Item 1.01.      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On February 10, 2005, Riggs National Corporation ("Riggs") and The PNC Financial Services Group, Inc. ("PNC") amended and restated the Agreement and Plan of Merger, dated July 16, 2004, between PNC and Riggs. A copy of the Amended and Restated Agreement and Plan of Merger is attached hereto as Exhibit 2.1.


     The Amended and Restated Agreement and Plan of Merger, which is substantially similar to the original agreement, values each share of Riggs common stock at approximately $20.00 based on PNC's closing NYSE stock price of $54.58 on February 7, 2005. The aggregate consideration is composed of a fixed number of approximately 6.4 million shares of PNC common stock and $286 million in cash in exchange for all 31.8 million Riggs common shares outstanding, subject to adjustment. Riggs stock options, currently with an aggregate in-the-money value of approximately $16 million, will be cashed out prior to closing, if not exercised.

     The transaction is expected to close as soon as possible, and either party may terminate the agreement after May 31, 2005 if the transaction has not closed. The merger remains subject to customary closing conditions, including regulatory approvals, the approval of Riggs shareholders, and the receipt of exemptions from the Department of Labor and the SEC to mitigate the potential business impact of Riggs Bank's plea agreement with the Department of Justice. The exemption sought from the Department of Labor would allow Riggs and PNC to retain "qualified professional asset manager" status. The exemption sought from the Securities and Exchange Commission would allow PNC to continue to advise registered mutual funds under Section 9 of the Investment Company Act of 1940 notwithstanding Riggs Bank's guilty plea with the Department of Justice. Mr. Joe L. Allbritton's agreement to vote 24.6% of the outstanding shares of Riggs in favor of the transaction remains applicable.

     A press release regarding the foregoing is attached hereto as Exhibit 99.1.


Item 9.01.      FINANCIAL STATEMENTS AND EXHIBITS.

        (c)    Exhibits:

               2.1 Amended and Restated Agreement and Plan of Merger, dated as of February 10, 2005, between The PNC Financial Services Group, Inc. and Riggs National Corporation.

        99.1 Joint Press Release of The PNC Financial Services Group, Inc. and Riggs National Corporation, dated February 10, 2005.


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                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RIGGS NATIONAL CORPORATION

                                        By:     /S/ Steven T. Tamburo
                                        ----------------------------
                                                Steven T. Tamburo
                                                Chief Financial Officer
Dated:  February 10, 2005





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                                 Exhibit Index



Exhibit
Number                        Description of Exhibits
---------                     ------------------------

2.1 Amended and Restated Agreement and Plan of Merger, dated as of February 10, 2005, between The PNC Financial Services Group, Inc. and Riggs National Corporation.

99.1 Joint Press Release of The PNC Financial Services Group, Inc. and Riggs National Corporation, dated February 10, 2005.